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                                     EXHIBIT 23







                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-28779 and No. 33-29304) of Teltone Corporation of our report dated September 1, 1998, appearing on page 12 of this Form 10-KSB.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
September 22, 1998